      Exhibit 28 (j)(i)

CONSENT OF COUNSEL

We hereby consent to the use of our name and to the references to our firm under the caption “counsel” included in and made part of Part B of Post-Effective Amendment No. 39 to the Registration Statement (No. 2-66073) on Form N-1A under Securities act of 1933, as amended, of NRM Investment Company.

THE LAW OFFICE OF EDWARD FACKENTHAL
By:	/s/ Edward Fackenthal
Edward Fackenthal

Dated:  October 26, 2011